UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

April 27, 2023
Date of Report (date of earliest event reported)
DROPBOX, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-38434	26-0138832
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1800 Owens St.
San Francisco, California 94158
(Address of principal executive offices)
(415) 857-6800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Class A Common Stock, par value $0.00001 per share	DBX	The NASDAQ Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02    Results of Operations and Financial Condition

On April 27, 2023, Dropbox, Inc. (“Dropbox” or the “Company”) announced that it expects its first quarter 2023 financial results to be in-line or above its guidance ranges for revenue, constant currency revenue, and non-GAAP operating margin, previously provided in the investor supplement posted on the Company's investors.dropbox.com website on February 16, 2023. These results are based on preliminary unaudited financial and other information, and subject to normal quarterly closing processes and accounting review. As previously announced, the Company is scheduled to report its first quarter 2023 financial results on Thursday, May 4, 2023.

Item 2.05    Costs Associated with Exit or Disposal Activities

On April 27, 2023, Dropbox announced a reduction of its global workforce by approximately 16% to streamline the Company’s team structure to support its long-term growth and profitability objectives. Dropbox intends to strategically reinvest some savings from this reduction in force into future growth initiatives, and will continue to hire for roles critical to those initiatives.

Dropbox estimates that it will incur charges of approximately $37 million to $42 million in connection with the reduction in force, primarily consisting of cash expenditures for severance payments, employee benefits and related costs. The Company expects that the majority of these charges will be incurred in the second quarter of 2023 and substantially all of these charges will have been incurred by the end of 2023. The estimated charges are based on certain assumptions, including local law requirements in various jurisdictions, and actual amounts may differ materially from such estimates.

Item 7.01    Regulation FD Disclosure

A letter to the Company’s employees from Drew Houston, co-founder and CEO of Dropbox, regarding the workforce reduction is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto are furnished to, but not “filed” with, the SEC and shall not be deemed to be incorporated by reference into any of the Company’s filings with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Safe Harbor Statement

This Current Report on Form 8-K and Exhibit 99.1 contains forward-looking statements within the meaning of United States federal securities laws, including, among other things, our expectations regarding future events, our business, and market opportunities. Words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "plans," and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. These forward-looking statements speak only as of the date of this report and are subject to risks, uncertainties, and assumptions, including, among other things, the risk that the costs and charges relating to the reduction of our global workforce may be greater than anticipated, the risk this reduction in our global workforce may adversely affect our internal programs and our ability to recruit and retain skilled and motivated personnel, and may be distracting to employees and management, the risk that these changes could negatively impact our business operations, reputation, or ability to serve our customers, and the risk that this reduction in our global workforce may not generate its intended benefits as quickly as anticipated or at all. Further information on risks that could affect Dropbox’s results is included in our filings with SEC, including our Form 10-K for the year ended December 31, 2022. Additional information will be made available in our quarterly report on Form 10-Q for the quarter ended March 31, 2023 and other reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Dropbox assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release, except as required by applicable law.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Exhibit Description
99.1	Letter to Dropbox employees from Drew Houston, dated April 27, 2023.
104	Cover Page Interactive Data File—the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 27, 2023

Dropbox, Inc.
/s/ Bart Volkmer
Bart Volkmer
Chief Legal Officer